Exhibit 10.14

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of [●], 2022, by and between GF-Dynasty Holdings, LLC, a Delaware limited liability company (“GF”) and Shirl Penney (“SP” and together with GF, the “Stockholders” and each, a “Stockholder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to those terms in that certain Stockholder Agreement, dated as of the date hereof (the “Stockholder Agreement”).

RECITALS

WHEREAS, Dynasty Financial Partners Inc., a Delaware corporation (the “Company”) intends to effect a public offering (the “Public Offering”) of its Class A common shares pursuant to a registration statement on Form S-1.

WHEREAS, the Company intends to file the third amended and restated certificate of incorporation in connection with the Public Offering (the “Restated Certificate”), pursuant to which, among other things: (i) three classes of Common Stock: Class A common stock, Class B common stock and Class C common stock (together, the “Common Stock”), will be authorized; (ii) each share of Class A or Class C common stock will be entitled to one (1) vote and each share of Class B common stock will be entitled to five (5) votes; (iii) Class B common stock may be cancelled upon the exchange of a common unit of Dynasty Financial Partners, LLC for a share of Class A common stock pursuant to that certain exchange agreement, dated as of the date hereof; and (iv) Class B common stock may be converted into Class C common stock under certain conditions in the Restated Certificate.

WHEREAS, the Stockholders are or will be holding shares of Common Stock upon the consummation of the Public Offering.

WHEREAS, this Agreement, among other things, requires that all shares of Common Stock held or to be held (by purchases, exchanges, conversions or otherwise) by the Stockholders (the “Shares”) are voted in the manner set forth herein.

NOW, THERETOFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	VOTING.

1.1            Voting Agreement. With respect to all matters acted upon by the Company’s stockholders at a meeting or by written consent, other than those matters governed by the Stockholder Agreement which shall be governed by the terms of the Stockholder Agreement, each Stockholder shall vote all the Shares Beneficially Owned by such Stockholder as to which such Stockholder has the power to vote in such a manner as the Stockholders may agree in writing; provided, that as to how to vote with respect to any matter upon which there is no written agreement between the Stockholders, each Stockholder shall vote no or against with respect to such matter unless any such no or against vote would authorize or support an action or omission objected to by either Stockholder in which case each Stockholder shall vote in such a manner so as to not authorize or support such action or omission.

1.2            SP Rights. GF shall use its reasonable best efforts to cause the GF Directors (to the extent permitted by applicable law and to the extent the GF Directors reasonably believe such action is consistent with their fiduciary duties under Delaware law) to vote in favor of SP as the Chief Executive Officer of the Company for so long as SP is willing and able in the reasonable judgement of GF to serve as the Chief Executive Officer of the Company.

1.3            Other Rights. Except as provided by this Agreement and the Stockholder Agreement, each Stockholder shall exercise the full rights of a holder of capital stock of the Company with respect to the Shares Beneficially Owned by such Stockholder, including the ability to sell, transfer or otherwise dispose of or assign the Shares (a “Transfer”) and, except as expressly set forth herein, nothing in this Agreement shall in anyway restrict any Stockholder’s ability to exercise such rights or take such actions; provided, that if SP shall Transfer (i) any Shares to an Affiliate, to his spouse or to any estate planning vehicle such as a trust over which SP, his spouse or his children have control or are otherwise the beneficiaries thereof, (ii) any Shares to (x) the trustee or trustees of a trust controlled and revocable solely by SP or (y) any trust for the sole benefit of SP and/or SP’s Family Members, or (iii) any Shares upon his death to his spouse by will, or through a trust or otherwise, the transferees of such Transfer, as a condition to such Transfer, shall, in any such case, become subject to the obligations of SP under this Agreement with respect to the Shares subject to the Transfer and shall sign a written instrument or joinder to that effect reasonably satisfactory to GF. Any purported Transfer that does not comply with the foregoing restrictions and conditions shall be null and void. For purpose of this Section 1.3, "Family Member" means as to any individual, any (i) lineal descendant, parent, grandparent or sibling of such individual, (ii) any spouse of the persons named in clause (i) or descendants of such spouse and (iii) any trust or family limited partnership, the beneficiaries or beneficiary of which constitute such individual and/or one or more persons described in clauses (i) and (ii).

2.	TERMINATION.

Shares subject to this Agreement held by each Stockholder will no longer be subject to the provisions of this Agreement and this Agreement shall terminate and be of no further force and effect upon the earlier to occur of:

(i)              (A) GF Beneficially Owning Shares representing less than 50% of the Shares owned by GF at the time of and as a result of the consummation of the Public Offering (the “GF Threshold”) and (B) SP delivering to GF, at any time thereafter, a written notice to terminate this Agreement pursuant to this Section 2; and

(ii)            (A) SP Beneficially Owning Shares that are shares of Class B common stock representing less than 50% of the Shares that are shares of Class B common stock owned by SP at the time of and as a result of the consummation of the Public Offering (the “SP Threshold”) and (B) GF delivering to SP, at any time thereafter, a written notice to terminate this Agreement pursuant to this Section 2.

In the event that SP Beneficially Owns less than the SP Threshold, SP shall notify GF in writing of such event within five (5) business days. In the event that GF Beneficially Owns less than the GF Threshold, GF shall notify SP in writing of such event within five (5) business days.

3.	ADDITIONAL SHARES.

In the event that subsequent to the date of this Agreement any shares or other securities are issued with respect to, or in exchange for, any of the Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like (the “Adjustment”) such shares or securities shall be deemed to be Shares for purposes of this Agreement.

4.	NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon confirmation of receipt, (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to SP, to:

Shirl Penney

[●]

[●]

Attention:	[●]

Facsimile:	[●]

E-mail:	[●]

and

if to GF, to:

GF-Dynasty Holdings, LLC

[●]

[●]

Attention:	[●]

Facsimile:	[●]

E-mail:	[●]

5.	MISCELLANEOUS

The Stockholders agree that the Sections 5.1 (Conflicting Agreement), 5.4 (Amendment), 5.5 (Extension; Waiver), 5.6 (Expenses), 5.8 (Interpretation), 5.9 (Counterparts), 5.10 (Entire Agreement), 5.11 (Waiver of Jury Trial), 5.12 (Governing Law; Jurisdiction), 5.13 (Assigns), 5.14 (Specific Performance) and 5.16 (Delivery by Facsimile or Electronic Transmission) of the Stockholder Agreement shall apply to and be deemed incorporated by reference in this Agreement mutatis mutandis. Nothing in this Agreement shall be deemed to be a waiver or amendment to any other term or condition of the Stockholder Agreement or any of the documents referenced therein except as expressly set forth above. Other than as expressly set forth in this Agreement, all of the terms, conditions and other provisions of the Stockholder Agreement shall continue to be in full force and effect in accordance with their respect terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

STOCKHOLDERS:

GF-Dynasty Holdings, LLC

By:
Name: Sam Levinson
Title:

Shirl Penney

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